                                                                       EXHIBIT 1


 ______________________________________________________________________________
 ______________________________________________________________________________



                                SUNAMERICA INC.

                            (a Maryland corporation)



                             REGISTRATION AGREEMENT
                             ----------------------



                              Dated: June __, 1996


 ______________________________________________________________________________
 ______________________________________________________________________________

                                SUNAMERICA INC.

                            (a Maryland corporation)



                             REGISTRATION AGREEMENT
                             ----------------------

                                                                   June __, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH & CO., INC.
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

          SunAmerica Inc., a Maryland corporation (the "Company"), and Mr. Eli Broad (the "Selling Stockholder") confirm their respective agreements with Merrill Lynch & Co., Inc., a Delaware corporation ("ML&Co."), and with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), in connection with the proposed issue and sale by ML&Co. to the Underwriter, pursuant to an underwriting agreement, dated the date hereof (the "Underwriting Agreement"), among ML&Co. and the Underwriter, of an aggregate of 3,000,000 of ML&Co.'s Structured Yield Product Exchangeable for Stock/SM/, ___% STRYPES/SM/ due ___________, 1999 (each, a "STRYPES"), payable at maturity or upon redemption by delivery of shares of Common Stock, par value $1.00 per share (the "SunAmerica Common Stock"), of the Company, and, at the option of the Underwriter, all or any part of 450,000 additional STRYPES to cover over-allotments, if any. The aforesaid 3,000,000 STRYPES (the "Initial Securities") to be purchased by the Underwriter and all or any part of the 450,000 STRYPES subject to the option described in Section 2(b) of the Underwriting Agreement (the "Option Securities") are hereinafter called, collectively, the

"Securities." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

          The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement and the Underwriting Agreement have been executed and delivered. The Company acknowledges that the execution and delivery of this Agreement is a condition to the execution and delivery of the Underwriting Agreement by the Underwriter and ML&Co. and that, in consideration of the execution and delivery of the Underwriting Agreement by the Underwriter and ML&Co., the Company is willing to make the representations, warranties and covenants herein contained.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-4111) covering the registration of 3,450,000 shares of SunAmerica Common Stock that may be delivered at maturity or upon redemption of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Each prospectus used before such registration statement became effective is herein called a "SunAmerica preliminary prospectus." Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective, is herein called the "SunAmerica Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") is herein referred to as the "SunAmerica Rule 462(b) Registration Statement," and after such filing the term "SunAmerica Registration Statement" shall include the SunAmerica Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the "SunAmerica Prospectus." For purposes of this Agreement, all references to the SunAmerica Registration Statement, any SunAmerica preliminary prospectus, the SunAmerica Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the SunAmerica Registration Statement, any SunAmerica preliminary prospectus or the SunAmerica Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the SunAmerica Registration Statement, any SunAmerica preliminary prospectus or the SunAmerica Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the SunAmerica Registration Statement, any SunAmerica preliminary prospectus or the SunAmerica Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the SunAmerica Registration Statement, such SunAmerica preliminary prospectus or the SunAmerica Prospectus, as the case may be.

          Prior to the closing under the Underwriting Agreement, the Company, Merrill Lynch Capital Services, Inc., a wholly owned subsidiary of ML&Co. (the "ML&Co. Subsidiary"), and the Selling Stockholder have entered into an agreement (the "Stock Agreement"), pursuant to which the Selling Stockholder is obligated to deliver to the ML&Co. Subsidiary, on _____, 1999 or immediately prior to a redemption of his obligations under the Stock Agreement, a specified number of shares of SunAmerica Common Stock, subject to the Selling Stockholder's option, exercisable in his sole discretion, to satisfy his obligations under the Stock Agreement by delivering immediately prior to such maturity or redemption a specified amount of cash in lieu of such shares.

          1.  Representations and Warranties.  (A)  The Company represents and
              ------------------------------
warrants to each of the Underwriter and to ML&Co. as of the date hereof, as of the Closing Time referred to in Section 2(c) of the Underwriting Agreement, and as of each Date of Delivery (if any) referred to in Section 2(b) of the Underwriting Agreement, and agrees with each of the Underwriter and ML&Co. as follows:

               (a) The SunAmerica Registration Statement (including the most recent post-effective amendment thereto, if any) has been declared effective by the Commission; no stop order suspending the effectiveness of the SunAmerica Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the SunAmerica Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the SunAmerica Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the SunAmerica Registration Statement, since the later of the date it became effective and the date of the most recent post-effective amendment, if any, will not fail to reflect any facts or events which individually or in the aggregate represent a fundamental change in the information set forth in the SunAmerica Registration Statement as of such date, (iii) the SunAmerica Registration Statement and the SunAmerica Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the SunAmerica Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the SunAmerica Registration Statement or the SunAmerica Prospectus based upon information relating to the Underwriter or ML&Co. furnished to the Company in writing by the Underwriter or ML&Co. expressly for use therein.

               (c) This Agreement and the transactions contemplated hereby have been duly authorized, and this Agreement has been duly executed and delivered by the Company.

               (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the SunAmerica Registration Statement and SunAmerica Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

               (e) Each of SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, Anchor National Life Insurance Company, SunAmerica Asset Management Corp., Resources Trust Company, Royal Alliance Associates, Inc., SunAmerica Securities, Inc., Ford Life Insurance Company and CalFarm Life Insurance Company (together, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the SunAmerica Registration Statement and SunAmerica Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the owner-ship or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned (except for directors qualifying shares) directly or through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (f) The authorized, issued and outstanding capital stock of the Company is as set forth in the SunAmerica Registration Statement and SunAmerica Prospectus (except for subsequent issuances, if any, pursuant to reservations, stock option agreements, employee benefit plans or the exercise of convertible securities which may be referred to in the SunAmerica Registration Statement and SunAmerica Prospectus); all of the issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights.

               (g) None of the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws, as applicable, or in default in the performance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or of any of the Subsidiaries is subject, or in violation of any applicable law, administrative regulation or administrative or court order or decree, which violation or default would, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the registration of the SunAmerica Common Stock, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for a conflict, breach, default, lien, charge or encumbrance which would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of the Subsidiaries or any applicable law, administrative regulation or administrative or court decree and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the issuance and sale of the Securities, except such as may be required by the securities or Blue Sky laws or insurance securities laws of the various states in connection with the offer and sale of the Securities.

               (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the SunAmerica Registration Statement or the SunAmerica Prospectus and are not so described or which are reasonably likely to result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, or which would be reasonably likely to materially and adversely affect a material portion of the properties or assets thereof or which is reasonably likely to materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the SunAmerica Registration Statement or the SunAmerica Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material;

     and there are no contracts or documents that are required to be filed as exhibits to the SunAmerica Registration Statement by the Securities Act, the Exchange Act or the rules and regulations thereunder, that have not been filed as required.

               (i) Price Waterhouse LLP, the accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the SunAmerica Registration Statement and SunAmerica Prospectus, are independent public accountants with respect to the Company and the subsidiaries of the Company as required by the Securities Act and the rules and regulations promulgated thereunder.

               (j) The financial statements of the Company included or incorporated by reference in the SunAmerica Registration Statement or SunAmerica Prospectus present fairly the financial position of the Company and the consolidated subsidiaries of the Company as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the SunAmerica Registration Statement and SunAmerica Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the SunAmerica Registration Statement or SunAmerica Prospectus present fairly the information required to be included therein.

               (k) Since the respective dates as of which information is given in the SunAmerica Registration Statement and SunAmerica Prospectus, and except as otherwise stated or contemplated therein, (i) there has been no material adverse change and no development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of the Subsidiaries which are material to the Company and its subsidiaries, considered as one enterprise, other than those entered into in the ordinary course of business and (iii) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (l) The Company and the Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state or federal regulatory agencies or bodies as are necessary to conduct the business as now conducted by them and as described in the SunAmerica Registration Statement or SunAmerica Prospectus, except where the failure to so possess such certificates, authorizations or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

               (m) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

               (n) There are no holders of securities of the Company with currently exercisable registration rights to have any securities registered as part of the SunAmerica Registration Statement or included in the offering contemplated by this Agreement.

               (o) The SunAmerica Common Stock conforms in all material respects to the statements relating thereto contained in the SunAmerica Prospectus and the SunAmerica Registration Statement.

               (p) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (q) All of the SunAmerica Stock currently held by the Selling Stockholder is, and the SunAmerica Common Stock which will be issued upon conversion of shares of the Company's Nontransferable Class B Stock, par value $1.00 per share ("Class B Stock"), currently held by the Selling Stockholder will be, validly issued, fully paid and non-assessable and not be subject to any preemptive or other right to subscribe for or purchase Class B Stock or SunAmerica Common Stock.

     (B) The Selling Stockholder represents and warrants to each of the Underwriter and ML&Co. as of the date hereof, as of the Closing Time referred to in Section 2(c) of the Underwriting Agreement, and as of each Date of Delivery (if any) referred to in Section 2(b) of the Underwriting Agreement, and agrees with each of the Underwriter and ML&Co. as follows:

               (a) At the date hereof, the Selling Stockholder is the sole registered owner of and has all rights in and to at least 3,450,000 shares of Class B Stock, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. If and when the Selling Stockholder delivers to the ML&Co. Subsidiary shares of Class B Stock or SunAmerica Common Stock pursuant to the Stock Agreement, upon delivery by the Selling Stockholder to the ML&Co. Subsidiary of such shares of SunAmerica Stock pursuant to the Stock Agreement, the ML&Co. Subsidiary will be the sole registered owner of an equivalent number of shares of SunAmerica Common Stock and, assuming the ML&Co. Subsidiary purchased for value in good faith and without notice of any adverse claim, the ML&Co. Subsidiary will have acquired all rights in and to such shares of SunAmerica Common Stock, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The delivery of shares of SunAmerica Class B Stock or Common Stock to the ML&Co. Subsidiary in accordance with the Stock Agreement is not, and at the time of delivery of such shares will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which the Selling Stockholder is a party or by which he is bound.

          (b) This Agreement has been duly executed and delivered by the Selling Stockholder.

               (c) The Stock Agreement at the Closing Time, will have been duly executed and delivered by the Selling Stockholder and (assuming the due authorization, execution and delivery by the ML&Co. Subsidiary) will constitute a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except (x) as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, (y) as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (z) that the Selling Stockholder makes no representation or warranty as to the application of the Commodities Exchange Act or the rules and regulations of the Commodities Futures Trading Commission promulgated thereunder (collectively, the "CEA"), to the matters set forth in this paragraph (c). Amounts received by the Selling Stockholder at Closing Time and at each Date of Delivery, if any, pursuant to the Stock Agreement will not be used by the Selling Stockholder for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

               (d) The execution, delivery and performance by the Selling Stockholder of this Agreement and the Stock Agreement and the consummation by the Selling Stockholder of the transactions contemplated herein and therein and compliance by the Selling Stockholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Selling Stockholder Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Selling Stockholder is a part or by which he may be bound, or to which any of the property or assets of the Selling Stockholder is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform his obligations under this Agreement or the Stock Agreement), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of his assets, properties or operations (except for (x) such violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Selling

     Stockholder to perform his obligations under this Agreement or the Stock Agreement and (y) violations of the CEA, as to which the Selling Stockholder makes no representation or warranty). As used herein, a "Selling Stockholder Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Selling Stockholder.

               (e) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Selling Stockholder of this Agreement or the Stock Agreement or the consummation by the Selling Stockholder of the transactions contemplated by this Agreement or the Stock Agreement, except
     (x) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, and (y) that the Selling Stockholder makes no representation or warranty as to the application of the CEA to the matters set forth in this paragraph (e).

               (f) The Selling Stockholder is familiar with the representations and warranties of SunAmerica contained in Section 1(A) of this Agreement and the information included or incorporated by reference in the SunAmerica Registration Statement and the SunAmerica Prospectus and has no reason to believe that (x) the representations and warranties of SunAmerica contained in Section 1(A) of this Agreement are not true and correct, (y) the SunAmerica Registration Statement, any SunAmerica Rule 462(b) Registration Statement or any post-effective amendments thereto, at the respective times the SunAmerica Registration Statement, any SunAmerica Rule 462(b) Registration Statement or any post-effective amendments thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (z) the SunAmerica Prospectus or any amendment or supplement thereto, at the time the SunAmerica Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any certificate signed by the Selling Stockholder delivered to the Underwriter or the Company shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter or the Company, as the case may be, as to the matters covered thereby.

          2.   Covenants of the Company.  In further consideration of the
               ------------------------
agreements of the Underwriter and ML&Co. contained herein, the Company covenants as follows:

          (a) To furnish the Underwriter, without charge, a signed copy of the SunAmerica Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the SunAmerica Prospectus, any docu-ments incorporated by reference therein and any supplements and amendments thereto or to the SunAmerica Registration Statement as the Underwriter may reasonably request.

          (b) Before amending or supplementing the SunAmerica Registration Statement or the SunAmerica Prospectus with respect to the SunAmerica Common Stock, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably objects.

          (c) If, during such period after the first date of the public offering of the Securities as the SunAmerica Prospectus is required by law to be delivered in connection with sales by the Underwriter or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the SunAmerica Prospectus in order to make the statements therein, in the light of the circumstances when the SunAmerica Prospectus is delivered to a purchaser, not misleading, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter, and to any dealers (whose names and addresses the Underwriter will furnish to the Company) to which Securities may have been sold by the Underwriter and to any other dealer upon request, either amendments or supplements to the SunAmerica Prospectus so that the statements in the SunAmerica Prospectus as so amended or supplemented will not, in the light of the circumstances when the SunAmerica Prospectus is delivered to a purchaser, be misleading or so that the SunAmerica Prospectus, as so amended or supplemented, will comply with law.

          (d) To endeavor to qualify the SunAmerica Common Stock for offer and sale under the securities or Blue Sky laws or insurance securities laws of such jurisdictions as the Underwriter shall reasonably request.

          (e) To make generally available to the Company's security holders and to the Underwriter as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) During the period mentioned in paragraph (c) above, to advise the Underwriter promptly of the issuance by the Commission of any stop order suspending the effectiveness of the SunAmerica Registration Statement or the initiation or threatening of any proceeding for that purpose.

          (g) Not to, and to cause its subsidiaries not to, without the prior written consent of the Underwriter, directly or indirectly, for a period of 60 days after the date of the ML&Co. Prospectus, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any SunAmerica Common Stock or any securities convertible into or exchangeable or exercisable for any SunAmerica Common Stock; provided, however, that such restriction shall not affect the ability of SunAmerica or its subsidiaries to take any such action (i) as a consequence of obligations under securities outstanding prior to the date of the ML&Co. Prospectus, (ii) in connection with any employee benefit or incentive plan of SunAmerica or its subsidiaries, (iii) in connection with the offering of the Securities or (iv) in connection with the transactions contemplated as of the date hereof by the Share Exchange Agreement dated as of January 12, 1996, by and among the Company, Stanford Ranch, Inc. and the stockholders of Stanford Ranch, Inc. listed in the signature pages thereto.

          (h) To make timely filings of periodic reports under the 1934 Act and to take all other actions reasonably requested by the ML&Co. Subsidiary which request shall be based on an opinion of Brown & Wood, and which opinion shall state that it is based on a change in law, regulation or judicial or regulatory interpretation since the date hereof, to ensure the availability of Rule 144 under the 1933 Act in connection with resales of SunAmerica Common Stock by the ML&Co. Subsidiary.

          (i) If the bank or trust company (the "Custodian") acting as collateral agent and custodian for the ML&Co. Subsidiary delivers to the Company (or its transfer agent) for transfer shares of Class B Stock together with duly executed stock transfer powers therefor, to (or cause its transfer agent to) deliver immediately an equivalent number of shares of SunAmerica Common Stock to the transferees named in such stock powers.

          (j) So long as any Securities remain outstanding, not to amend its charter in any way that would adversely affect the rights, preferences and privileges of the holders of Class B Stock including, without limitation, (i) the combination or reclassification of Class B Stock; (ii) the convertibility of Class B Stock into SunAmerica Common Stock including but not limited to the conversion of Class B Stock into shares of SunAmerica Common Stock upon a transfer of shares of Class B Stock not permitted under SunAmerica's charter;
(iii) the exchange of Class B Stock for shares of Transferable Class B Stock;
(iv) the ability to pledge shares of Class B Stock as collateral security for indebtedness and the ability of pledgees to register such pledged shares in "street" or "nominee" name; and (v) the reservation and availability of SunAmerica Common Stock for issuance upon conversion of outstanding shares of Class B Stock. The amendment (as described at pages 14 and 15 of the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated January 15,
1996) to the Company's charter that was approved by the Company's shareholders at the Company's Annual Meeting on February 16, 1996 shall not be deemed to adversely affect the Nontransferable Class B Stock in any way.

          3.   Covenants of the Selling Stockholder.
               ------------------------------------

          (a) The Selling Stockholder covenants with the Underwriter that, during a period of 60 days from the date of this Agreement, the Selling Stockholder will not, without the prior written consent of the Underwriter,
     (x) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of SunAmerica Common Stock, securities convertible into, exchangeable for or exercisable for or repayable with shares of SunAmerica Common Stock or any rights or warrants to acquire shares of SunAmerica Common Stock, or (y) cause to be filed any registration statement under the 1933 Act with respect to any shares of SunAmerica Common Stock, securities convertible into, exchangeable for or exercisable for or repayable with shares of SunAmerica Common Stock, or any rights or warrants to acquire shares of SunAmerica Common Stock; provided, however, that such restriction shall not affect the ability of the Selling Stockholder to transfer SunAmerica Common Stock (i) upon his death, (ii) in a bona fide gift where the donee agrees to a similar restriction on transfer and (iii) pursuant to the Share Exchange Agreement dated as of January 31, 1996 by and among the Company, Stanford Ranch, Inc., the Selling Stockholder and other Stanford Ranch Stockholders listed in the signature pages thereto.

          (b) At or prior to Closing Time, the Selling Stockholder will deliver to the ML&Co. Subsidiary a duly executed purpose statement on Form FR, G-3 of the Board of Governors of the Federal Reserve System with respect to the Stock Agreement.

          4.   Indemnification and Contribution.  The Company and the Selling
               --------------------------------
Stockholder jointly and severally agree to indemnify and hold harmless the Underwriter, ML&Co. and each person, if any, who controls the Underwriter or ML&Co. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, expense and liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) (collectively, "Losses"), caused by any untrue statement or alleged untrue statement of a material fact contained in the SunAmerica Registration Statement or any amendment thereof, any SunAmerica preliminary prospectus or the SunAmerica Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by the Underwriter or ML&Co. in writing expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any SunAmerica preliminary prospectus shall not inure to the benefit of the Underwriter or ML&Co., or any person controlling the Underwriter or ML&Co., if a copy of the SunAmerica Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to the person asserting such Losses, if required by law so to have been delivered, at or prior to the purchase of Securities by such person, and if the SunAmerica Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Losses. This indemnity will be in addition to any liability which the Company and the Selling Stockholder may otherwise have.

     The obligations and liabilities of the Company under the immediately preceding paragraph shall be subject to the following terms and conditions: (i) the indemnified party shall have previously requested indemnification for the Losses from the Selling Stockholder under this Section 4; (ii) the Company shall have received from the indemnified party notice of the indemnified party's request for indemnification from the Selling Stockholder; and (iii) the Selling Stockholder shall have failed to pay or reimburse such indemnified party, within 60 days from the date such request was made, in accordance with such request.

          The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the SunAmerica Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to such Underwriter, but only to the extent that any untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Underwriter or ML&Co. in writing expressly for use in the SunAmerica Registration Statement, any SunAmerica preliminary prospectus, the SunAmerica Prospectus or any amendments or supplements thereto. This indemnity will be in addition to any liability which the Underwriter may otherwise have.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company and the Selling Stockholder, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first or second paragraph in this Section 4 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriter and ML&Co. on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriter and ML&Co. on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the offering of the Securities shall be deemed to be such that the Underwriter and ML&Co. shall be responsible for that portion of the aggregate amount of such Losses, represented by the percentage that the total underwriting discount received by the Underwriter, as set forth on the cover of the ML&Co. Prospectus, bears to the aggregate initial public offering price of the Securities as set forth on such cover and the Company and the Selling Stockholder shall be responsible for the balance. The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriter and ML&Co. on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or by the Underwriter or ML&Co., on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholder, the Underwriter and ML&Co. agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, the Underwriter and ML&Co. shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter and ML&Co. has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 4 and the representations and warranties of the Company and the Selling Stockholder, respectively, contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or ML&Co. or any person controlling the Underwriter or ML&Co. or by or on behalf of the Company, its directors or officers or any person controlling the Company or by or on behalf of the Selling Stockholder and
(iii) acceptance of and payment for any of the Securities.

          5.  Termination.  In the event that the Underwriter terminates the
              -----------
Underwriting Agreement as provided in Section 9 thereof, this Agreement shall simultaneously terminate, except that the provisions of Sections 2 and 3, the indemnity agreements and the contribution provisions set forth in Section 4, and the provisions of Section 6 shall remain in effect.

          6.   Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at North Tower, World Financial Center, New York, New York 10281-1209, attention of Douglas W. Squires, Managing Director; notices to ML&Co. shall be directed to it at 100 Church St., 12th Floor, New York, New York 10007, attention of the Secretary, with a copy to the Treasurer at World Financial Tower, South Tower, New York, New York 10080-6107; notices to the Company shall be directed to it at 1 SunAmerica Center, 1999 Avenue of the Stars, Century City, California 90067-6022, attention of Susan L. Harris, Esq., Senior Vice President and General Counsel -- Corporate Affairs.

          7.   Parties.  This Agreement shall inure to the benefit of and be
               -------
binding upon each of the Underwriter, ML&Co. and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, ML&Co. and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 4 and 5 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, ML&Co. and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

          8.   Expenses.  The Company and the Selling Stockholder, jointly and
               --------
severally, will pay all expenses incident to the performance of their obligations under this Agreement including, without limitation, the expenses of printing all documents relating to the offering and of the mailing and delivering of copies thereof to the Underwriter, any fees charged by investment rating agencies for rating the Securities, and the fees and disbursements of their counsel and advisers.

          9.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          10.  Effect of Headings.  The Article and Section headings herein and
               ------------------
the Table of Contents are for convenience only and shall not affect the construction hereof.

          11.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, ML&Co., Mr. Eli Broad and the Company in accordance with its terms.

                                    Very truly yours,

                                    SUNAMERICA INC.



                                    By___________________________
                                      Name:
                                      Title:


                                    ELI BROAD



                                      --------------------------------


CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By ______________________________________
     Authorized Signatory



MERRILL LYNCH & CO., INC.


By ______________________________________
  Name:
  Title: